Exhibit 99.2

EXECUTION COPY

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement"), dated May 6, 2009, is entered into by and between Premier Exhibitions, Inc., a Florida corporation (the "Company"), and Sellers Capital Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands (the "Investor").

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, upon the terms and subject to the conditions of this Agreement, a Convertible Note (the "Convertible Note"), in the principal amount set forth on Schedule A hereto;

WHEREAS, the Convertible Note will be issued in the form attached hereto as Exhibit A; and

WHEREAS, subject to the terms contained herein and the Convertible Note, the Convertible Note shall be convertible into shares of common stock, par value $0.0001, of the Company (“Common Stock”), in accordance with the terms hereof and the Convertible Note.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

"Affiliate" shall mean with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

"Agreement" shall have the meaning set forth in the preamble.

"Annual Meeting" shall have the meaning set forth in Section 5.01.

"Closing" shall have the meaning set forth in Section 2.02(a).

"Closing Date" shall have the meaning set forth in Section 2.02(a).

"Commission Filings" shall have the meaning set forth in Section 3.06.

"Common Stock" shall have the meaning set forth in the recitals.

"Company" shall have the meaning set forth in the preamble.

"Consents" shall mean all governmental and third party consents, approvals, authorizations, qualifications and waivers necessary to be received by a Person for the consummation of the transactions contemplated hereby.

"Contract" shall mean any contract, agreement, mortgage, deed of trust, bond, loan, indenture, lease, license, note, option, warrant, right, instrument, commitment or other similar document, arrangement or agreement, whether written or oral.

"Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Convertible Note in accordance with its terms.

"Convertible Note" shall have the meaning set forth in the recitals.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"GAAP" shall mean generally accepted accounting principles applied on a consistent basis as used in the United States of America.

"Governmental Body" shall mean any government or governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitral body (public or private), department or other instrumentality or political unit or subdivision, whether located in the United States or abroad, or the Nasdaq Global Market.

“Interim Date” shall have the meaning set forth in Section 3.05.

"Investor" shall have the meaning set forth in the preamble.

"Law" shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.

"Legend" shall have the meaning set forth in Section 8.13(a).

"Lien" shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, hypothecation, conditional sale agreement, encumbrance or similar restriction or agreement.

"Litigation" shall have the meaning set forth in Section 3.11.

"Losses" shall mean any and all damages, fines, fees, taxes, penalties, deficiencies,  losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including without limitation fees and expenses of attorneys incurred in connection with the investigation or defense of any claim, default or assessment or asserting or disputing any rights under this Agreement).

"Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities (including contingent liabilities), results of operations or financial condition of the Company and its subsidiaries, taken as a whole.  For the purposes of this Agreement, a Material Adverse Effect shall not be deemed to arise by reason of (i) the transactions contemplated hereby, (ii) events of war or terrorism impacting the economy in general, and (iii) changes in general economic conditions or in the exhibition industry, in general, except to the extent such changes disproportionately and adversely affect the Company and its subsidiaries, taken as a whole.

"Notes" shall have the meaning set forth in Section 5.06.

"Order" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

"Other Investors" shall have the meaning set forth in Section 5.06.

"Other Notes" shall have the meaning set forth in Section 5.06.

"Permit" shall mean any approval, authorization, license, permit or certificate by or of any Governmental Body.

"Person" shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint-stock company or other entity.

"Proposals" shall have the meaning set forth in Section 5.01.

"Purchase Price" shall have the meaning set forth in Section 2.01.

"Registration Rights Agreement" shall have the meaning set forth in Section 6.01(f).

"Regulation D" shall have the meaning set forth in Section 3.09.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Subsequent Financing" shall have the meaning set forth in the Convertible Note.

"Transaction Documents" shall mean this Agreement, the schedules and exhibits hereto, the Convertible Note, the Warrant, the Registration Rights Agreement and any certificate or other document delivered by or on behalf of the Company or the Investor in connection with the Closing, and, commencing at the effectiveness of any agreement or other document that is executed by the parties hereto in accordance with Section 7 of the Convertible Note (excluding agreements or documents executed in connection with a Subsequent Financing), shall, for the limited purposes of Sections 7.01, 7.02, 8.06, 8.07, 8.08 and 8.14, include any such agreement or other document.

"Warrant" shall have the meaning set forth in the Convertible Note.

Section 1.02. Rules of Construction. Unless the context otherwise requires:

(a)            an accounting term defined by GAAP that is not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(b)            words in the singular include the plural, and words in the plural include the singular;

(c)            the words "include" and "including" shall be deemed to mean "include, without limitation," and "including, without limitation";

(d)           "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear; and

(e)            references to articles and sections mean references to such section in this Agreement, unless stated otherwise.

ARTICLE II

ISSUANCE, SALE AND PURCHASE OF THE CONVERTIBLE NOTE

Section 2.01. Sale and Purchase of the Convertible Note. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company will sell to the Investor, and the Investor will purchase from the Company, the Convertible Note in the principal amount set forth on Schedule A, for an aggregate purchase price equal to the principal amount of the Convertible Note (the "Purchase Price").

Section 2.02. Closing.

(a)            Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transactions contemplated by Section 2.01 (the "Closing") shall, subject to the parties’ respective rights to terminate this Agreement in accordance with Section 8.12, take place on the date hereof or as promptly thereafter as practicable as mutually agreed to by the Company and the Investor, but in no event later than Monday, May 11, 2009 (the date on which the Closing occurs being the "Closing Date"). The Closing shall occur at such place as is mutually agreeable by the parties hereto.

(b)           At the Closing: (i) the Company will deliver to the Investor the Convertible Note to be sold in accordance with the provisions of Section 2.01 payable to the Investor; (ii) the Investor shall pay to the Company the Purchase Price, by wire transfer of immediately available funds; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VI.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as follows:

Section 3.01. Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida, has full corporate power and authority to own, lease and operate its properties, and carry on its business as presently conducted.  The Company is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

Section 3.02. Authority; Binding Effect. The Company has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, and to perform its obligations hereunder and thereunder.  Subject to approval of the Proposals by the Company’s shareholders, the execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.  The other Transaction Documents, when executed and delivered by the Company, will be duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state securities laws.

Section 3.03. Capitalization; Subsidiaries.  As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock.  As of the date hereof, there are 30,548,581 shares of Common Stock issued and outstanding, (ii) 1,066,449 shares of Common Stock held in treasury, and (iii) 2,775,602 shares of Common Stock reserved for issuance upon the exercise or conversion, as applicable, of outstanding options or restricted stock units issued by the Company to its employees and directors.  Except as set forth in clauses (i), (ii) and (iii) above, there are no shares of Common Stock reserved for the issuance upon the exercise, conversion or exchange of any securities of the Company.  All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights.  The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire any shares of its Common Stock.  The Conversion Shares and the Warrant, when issued in accordance with the terms hereof and the Convertible Note or the Warrant, as applicable, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens, and not subject to any preemptive rights, rights of first refusal and restrictions on transfer, other than restrictions on transfer contained in the Convertible Note or Warrant, as applicable, or under applicable federal or state securities laws.  The Company has no subsidiaries other than the subsidiaries listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008.

Section 3.04. No Violations; Consents. Except as set forth on Schedule 3.04, neither the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws of the Company, as the same have been amended from time to time, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company is a party or by which the Company or any of the properties or assets of the Company is bound, (c) constitute a violation of any Law applicable to the Company or (d) result in the creation of any Lien upon the properties or assets of the Company (other than the Liens pursuant to the transactions contemplated by the Transaction Documents and pursuant to any Subsequent Financing), other than, with respect to the foregoing clauses (b), (c) and (d), such requirements, conflicts, violations, breaches or rights that would not reasonably be expected to result in costs and/or liabilities in excess of  $250,000.  Except as set forth on Schedule 3.04, no material Consent is required on the part of the Company in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

Section 3.05. Financial Statements. The consolidated balance sheet of the Company as of February 29, 2008 and the related consolidated income statements, changes in stockholders' equity and cash flows for the fiscal year ended February 29, 2008, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2008, filed by the Company with the SEC under the Exchange Act, and accompanied by the audit report of Kempisty & Company Certified Public Accountants, P.C., independent public accountants, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated results of its operations and its cash flows for the periods and dates covered thereby, in conformity with GAAP.  The unaudited consolidated balance sheet of the Company as of November 30, 2008 and the related unaudited consolidated income statements and cash flows for the nine months ended November 30, 2008, as reported in the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2008 (the “Interim Date”), filed with the SEC under the Exchange Act, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated results of its operations and its cash flows for the periods and dates covered thereby, in conformity with GAAP, except for changes resulting from year-end adjustments and the absence of footnote disclosures thereto.

Section 3.06. Commission Filings. The Company has filed all reports, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Exchange Act from and after January 1, 2008 (all such reports and statements are collectively referred to herein as the "Commission Filings").

Section 3.07. Private Placement.  Assuming the representations and warranties of the Investor contained in Article IV are true, the offer and sale of the Convertible Note (and the issuance of the Conversion Shares upon the conversion of such Convertible Note) are exempt from the registration requirements of the Securities Act.  The Company has not taken and will not take any actions which would cause the offers and sales contemplated hereunder to become ineligible for exemption under the Securities Act.  Neither the Company nor any Person acting on its behalf has offered the Convertible Note or any similar notes to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

Section 3.08. Financial Advisors. Except as set forth on Schedule 3.08, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated hereby.

Section 3.09. No General Solicitation. None of the Company or any of its "affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered into any contractual arrangement with respect to the distribution of the Convertible Note or any similar notes except for this Agreement and the Transaction Documents, and the Company will not enter into any such arrangement.

Section 3.10. Debt Instruments; Liens and Encumbrances.  After giving effect to the transactions contemplated hereby, and except as set forth on Schedule 3.10 or for the Transaction Documents, there are no loan agreements, promissory notes, letters of credit, security agreements, or other financing documents or similar agreements (other than trade accounts payable and in connection with the finance of insurance premiums and the lease of office equipment in the ordinary course of business), to which the Company or any of its subsidiaries is a party, whether as the debtor, account party, guarantor or co-obligor, as the case may be, or by which the Company or any of its subsidiaries or any of their respective assets or property is bound.  Except as set forth on Schedule 3.10 or pursuant to the Transaction Documents, there are no Liens on any of the Company’s or any of its subsidiaries’ assets or properties.  Except as set forth on Schedule 3.10 or pursuant to the Convertible Note, as of the date hereof, neither the Company nor any of its subsidiaries has any indebtedness for borrowed money.  Except as set forth on Schedule 3.10, neither the Company nor any of its subsidiaries has filed, nor is there is on record, a financing statement under the Uniform Commercial Code (or similar statement or instrument of registration under the law of any jurisdiction) naming the Company or any of its subsidiaries as debtor.

Section 3.11. Litigation.  No claim, action, suit, investigation or other proceeding is pending against the Company or any of its subsidiaries or, to the Company’s actual knowledge, is currently threatened in writing that questions the validity of this Agreement or the other Transaction Documents or the right of the Company to enter into this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby (“Litigation”).  Except as set forth in Schedule 3.11, none of such Litigation would, if determined adversely, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is a party or subject to any writ, order, decree, injunction or judgment of any court, governmental agency or instrumentality (and to the Company’s actual knowledge, there is no reasonable basis, as of the date hereof, therefor or threat thereof) that questions the validity of this Agreement or the Transaction Documents or the right of the Company to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby.

Section 3.12. Insurance.  All insurance policies maintained by the Company and its subsidiaries are with reputable insurance carriers, are in such amounts and provide coverage against such customary risks incident to the business of the Company and its subsidiaries and their properties and assets, are in character and amount and have deductibles consistent with coverage carried by reasonably prudent persons of similar size engaged in similar businesses and subject to the same or similar perils or hazards.  Neither the Company nor any of its subsidiaries has received written notice of any cancellation or termination or disclaimer of liability under any such policy or notice or any indication of any intent to do so or not to renew or to increase the premium with respect to any such policy.

Section 3.13 Disclosure.  All documents filed by the Company with the SEC after January 28, 2009, at the time they were filed with the SEC, or, if amended, as of the date of such amendment, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and as of such time of filing, or, if amended, as of the date of such amendment, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as follows:

Section 4.01. Authorization. The Investor is duly organized and validly existing under the Laws of the jurisdiction of its organization.  The Investor has the full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor.  This Agreement and the other Transaction Documents have been and will be, as applicable, duly executed and delivered by the Investor and constitute legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms.

Section 4.02. Investment Representations. The Investor is an "accredited investor" as such term is defined pursuant to Rule 501(a) under the Securities Act and is acquiring the Convertible Note for its own account, for investment, and not with a current view to, or for sale in connection with, the distribution thereof or of any interest therein, except as such distribution may be permissible under applicable Law.  The Investor has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in such Convertible Note, and has no need for liquidity in such investment. The Investor, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Convertible Note, and the Investor, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in such Convertible Note.  The Investor understands that the Convertible Note has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereof, and that the Convertible Note may not be sold or otherwise disposed of unless such transaction is registered under the Securities Act or exempted from such registration.

Section 4.03. Investor Acknowledgments.  The Investor has had the opportunity, directly or through its representatives, to ask questions of and receive answers from Persons acting on behalf of the Company concerning the transactions contemplated by this Agreement and has received sufficient information to evaluate its investment in the Company.  The Investor acknowledges that the conversion of the Convertible Note into shares of Common Stock is subject to a number of contingencies set forth in the Convertible Note, one or more of which may not occur. The decision of the Investor to purchase the securities being acquired by it pursuant hereto is based on the information contained in this Agreement and its own independent investigation of the Company.  The Investor has been, and will continue to be, solely responsible for making its own independent appraisal of an investigation into, and in connection with this Agreement and the transactions contemplated hereby it has made such an independent appraisal of an investigation into, the financial condition, creditworthiness, affairs, status and nature of the Company, and it has not relied, and will not hereafter rely, on the Company or any Affiliate or representative of the Company with respect to such matters or to update the Investor with respect to such matters.

Section 4.04. Risk Factors.  The Investor hereby acknowledges that an investment in the Company and the Convertible Note involves substantial risks.  The Investor has read the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q.  The Investor further acknowledges that: the Company’s financial condition, cash flows and results of operations have continued to deteriorate since the Interim Date and the Investor has reviewed or has been given the opportunity to review interim financial data of the Company with respect to its financial condition, cash flows and results of operations since the Interim Date; the Company’s cash and cash equivalents on hand as of March 31, 2009 was $5,113,102 and that as of such date, the Company had working capital of $7,921,080; there can be no assurance that the Company’s efforts to improve its operations and financial condition will be successful; there can be no assurance that the Company will not require additional capital resources, that any such resources will be available on acceptable terms or at all or that any additional capital resources will not be dilutive to the Company’s shareholders; and there can be no assurance that the Proposals will be approved such that the Convertible Note will, in fact, become convertible into the Common Stock.

Section 4.05. Financial Advisors. Except as set forth on Schedule 4.05, no agent, broker, investment banker, finder, financial advisor or other Person engaged by the Investor is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the Transaction Documents.

Section 4.06. No Action Taken to Invalidate Private Placement. Neither the Investor nor any of its Affiliates has taken any action that would result in the offering of the Convertible Note pursuant to this Agreement or any similar notes being treated as a public offering rather than a valid private offering under applicable securities law.

Section 4.07. Common Stock Held. As of the date hereof, the Investor has direct or indirect voting power over 4,778,399 shares of Common Stock.

ARTICLE V

COVENANTS

Section 5.01. Shareholder Approvals.  As promptly as practicable after the Closing, but in no event earlier than 61 nor more than 120 days following the Closing, the Company will convene its annual meeting of shareholders (the "Annual Meeting").  The agenda for the Annual Meeting shall include proposals for the purpose of having shareholders of the Company approve (i) the Company's issuance to the Investor of the Conversion Shares upon conversion of the Convertible Note, pursuant to all applicable rules under the NASDAQ Global Market's listing rules, and (ii) an amendment to the Company's articles of incorporation increasing the number of the Company's authorized shares of Common Stock to an amount not less than that necessary to enable the full issuance of the Conversion Shares (the "Proposals").  At or prior to the Annual Meeting, the board of directors of the Company shall formally recommend that the shareholders of the Company approve the Proposals.

Section 5.02. Stock Exchange Listing. The Company shall use its commercially reasonable efforts to procure at its sole expense the listing of all Conversion Shares then registered for public sale (subject to the approval of the Proposals by the Company's shareholders and pending notice of issuance) on all stock exchanges on which the shares of Common Stock are then listed.

Section 5.03. Voting Restrictions.  The Investor agrees that it shall not, in connection with any matters presented to the Company's shareholders for vote or action by written consent, vote or provide any consent with respect to any such Conversion Shares, except that in the event that: (i) any third party (other than an Affiliate of the Investor) acquires beneficial ownership of 10% or more of the Company's outstanding shares of Common Stock, then the Investor may vote and provide consents with respect to the Conversion Shares so long as such third party beneficially owns 10% or more of the Company's outstanding shares of Common Stock; (ii) the Company's shareholders are asked to vote on or provide consents with respect to any transaction submitted to the Company's shareholders under Section 607.0901 or 607.0902 of the Florida Business Corporation Act (other than for the benefit of the Investor or an Affiliate of the Investor) or pursuant to which any third party (other than the Investor or an Affiliate of the Investor) would (x) acquire all or substantially all of the assets of the Company, (y) merge with or into the Company, or (z) acquire shares of Common Stock of the Company, in the cases of (y) and (z) after which such third party would beneficially own 50% or more of the Company's outstanding shares of Common Stock, then the Investor may vote or provide consents with respect to the Conversion Shares on any such matter; and (iii) any matter is presented to the Company's shareholders for vote or action by written consent for which votes or consents of the holders of more than 50% of the Company's outstanding shares of Common Stock are required for approval, then the Investor may vote or provide consents with respect to the Conversion Shares on any such matter, provided that the Investor votes or provides consents with respect to the Conversion Shares in the same proportions as the other shares of Common Stock that are voted, or for which consents are provided, on such matter.  The Company shall in good faith assist the Investor in carrying out its obligations under this Section 5.03.  None of the provisions of this Section 5.03 shall apply to any transferee of the Conversion Shares that is not an Affiliate of the Investor.

Section 5.04. Indebtedness; Liens.  The Company covenants and agrees that, from and after the Closing Date until the date when all of the indebtedness evidenced by the Convertible Note shall have been repaid in full in accordance with the terms thereof, it shall, and it shall cause its subsidiaries to:

(a)          not create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired) other than such Liens created, incurred, assumed, permitted or existing pursuant to the transactions contemplated by the Transaction Documents or pursuant to any Subsequent Financing;

(b)         do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises and continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

(c)          remain in full compliance with all Laws applicable to it, other than with such breaches thereof that would not reasonably be expected to result in costs and/or liabilities in excess of $250,000.

Section 5.05. SEC Filings.  After the Closing Date until the date when all of the indebtedness evidenced by the Convertible Note shall have been repaid in full in accordance with the terms thereof, the Company shall cause all documents that the Company files with the SEC to comply in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable.  The information supplied by the Investor for inclusion in any such documents shall not, at the date any such document is filed with the SEC, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

Section 5.06.  Subsequent Financing.  The Investor agrees to purchase, on or prior to June 15, 2009, a convertible note or convertible notes, which are on terms that are substantially identical to the terms of the Convertible Note (the “Other Notes”, and together with the Convertible Note, the “Notes”), in the principal amount of $6,000,000, for an aggregate purchase price equal to $6,000,000.  To the extent investors (other than the Investor) that are mutually satisfactory to the Company and the Investor (“Other Investors”) purchase Other Notes on or prior to June 15, 2009, the Investor’s obligation to purchase Other Notes shall be reduced by the principal amount purchased by Other Investors.  If Other Investors purchase Other Notes, the Investor and the Company shall use reasonable best efforts to take, or cause to be taken, all actions, and to assist and cooperate with each other and such Other Investors in doing all things, necessary proper and advisable to effect the transactions contemplated by this Section 5.06, including amending the appropriate Transaction Documents, as necessary and appropriate, to ensure that the Investor’s rights thereunder are pari passu with the those of the Other Investors, that any Security Interest (as defined in the Convertible Note) granted in accordance with Section 7 of the Convertible Note shall apply to the Convertible Note pari passu with the Other Notes, that amendments to, and approvals under, the Transaction Documents will be effected by holders of a majority of the aggregate principal amount of the Notes and that the Other Investors are afforded identical rights and benefits, on a pro rata basis, as applicable, as the Investor is entitled to under the Transaction Documents.

Section 5.07. Bank of America.  The Company shall, no later than the business day immediately after the Closing Date, (i) use a portion of the proceeds received from the Investor from the sale of the Convertible Note to pay in full all of the principal and interest accrued thereon outstanding pursuant to the Promissory Note, dated October 4, 2007, made by the Company in favor of Bank of America, N.A., as well as any and all other obligations of the Company thereunder, (ii) take all actions reasonably necessary to terminate the facility pursuant to which such Promissory Note was issued; provided, however, that if advance notice of such termination must be provided to Bank of America, N.A., the delivery of such notice no later than the business day immediately after the Closing Date shall satisfy the requirements of the Company under this Section 5.07(ii), provided the Company continues to take all actions reasonably necessary to so terminate, and (iii) provide the Investor with reasonably satisfactory evidence of such payment and termination.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01. Conditions to Obligations of the Investor. The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Investor, in whole or in part, to the extent permitted by applicable Law:

(a)            Representations and Warranties.  The representations and warranties of the Company contained herein shall be true in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) at and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

(b)            Consents.  The Company shall have obtained the consents set forth in Schedule 3.04, if any.

(c)            No Governmental Order or Other Proceeding or Litigation.  No Order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby.

(d)           Approvals.  This Agreement and the transactions contemplated hereby shall have been approved by the Company's board of directors, upon the recommendation of its financing committee.  The 15-day notification period under Rule 5250(e) of the Listing Rules of the NASDAQ Global Market shall have expired.

(e)            Convertible Note. The Company shall have delivered to the Investor the Convertible Note, payable to the Investor, in the principal amount set forth on Schedule A.

(f)            Registration Rights Agreement.  The Registration Rights Agreement, by and between the Company and the Investor, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), shall have been executed and delivered by the parties thereto and shall be in full force and effect.

(g)           Warrant.  The Warrant shall have been executed and delivered by the Company.

(h)           Agreement.  This Agreement shall have been executed and delivered by the parties hereto and shall be in full force and effect.

(i)             Good Standing; Company Certificates. The Company shall have delivered to the Investor: (i) a certificate issued by the appropriate Governmental Body evidencing, as of a recent date, the good standing of the Company in its jurisdiction of incorporation; and (ii) a certificate, dated the Closing Date, executed by the President of the Company that certifies that the conditions set forth in paragraphs (a), (b), (c) and (d) above have been satisfied.

Section 6.02. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

(a)           Representations and Warranties. The representations and warranties of the Investor contained herein shall be true in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) at and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

(b)           No Governmental Order or Other Proceeding or Litigation.  No Order
of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby.

(c)           Approvals.  This Agreement and the transactions contemplated hereby shall have been approved by the Company's board of directors, upon the recommendation of its financing committee.  The 15-day notification period under Rule 5250(e) of the Listing Rules of the NASDAQ Global Market shall have expired.

(d)           Purchase Price.  The Investor, in full payment for the Convertible Note, shall have delivered to the Company the Purchase Price as set forth in Section 2.02(b)(ii).

(e)           Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

(f)           Agreement.  This Agreement shall have been executed and delivered by the parties hereto and shall be in full force and effect.

ARTICLE VII

INDEMNIFICATION

Section 7.01.  Indemnification by the Company.  The Company shall indemnify and hold harmless the Investor in respect of any and all Losses suffered, incurred or sustained by the Investor resulting from, arising out of or relating to: (a) any breach by the Company of any of the representations and warranties contained in Article III such that the condition precedent set forth in Section 6.01(a) would not be satisfied; (b) any nonfulfillment of or failure to perform in any material respect any covenant or agreement on the part of the Company contained in this Agreement or any of the agreements contemplated by this Agreement; or (c) any claim by any shareholder of the Company, in the shareholder's own right or on behalf of the Company, alleging that the transactions contemplated by this Agreement or any of the Transaction Documents do not comply with, or were entered into in breach or violation by the Company or any of its directors or officers of, applicable Law, except to the extent, in the case of this clause (c), of any such Losses are ultimately proven to have been caused by the Investor's gross negligence, willful misconduct or violation of Law.  If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable Law.

Section 7.02  Limitations.  The representations and warranties of each party to this Agreement shall survive the Closing Date for three years.  Notwithstanding the foregoing or otherwise, if this Agreement is terminated prior to the consummation of the Closing in accordance with Section 8.12 (excluding Section 8.12(d)), then the Company shall not be obligated to indemnify or otherwise compensate or pay damages to, or for the account of, the Investor, pursuant to Section 7.01 or otherwise, in an amount that exceeds the Investor’s reasonable out of pocket expenses incurred in connection with the negotiation and preparation of the Transaction Documents and the transactions contemplated thereby.  No party hereto shall have any liability under any provision of this Agreement or any Transaction Document or otherwise for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income or loss of business reputation or opportunity.  Subject to Section 8.10 hereof (Injunctive Relief), except with respect to claims arising out of criminal activity, actual (and not constructive) fraud, willful misconduct or actual (and not constructive) intentional misrepresentation, the indemnification provided for in this Article VII shall be the sole remedy of each party for any breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Expenses. Except as otherwise expressly provided herein or in the other Transaction Documents, the Company and the Investor shall bear their own fees and expenses (including without limitation reasonable attorneys', consultants' and accountants' fees and expenses) incurred in connection with this Agreement, whether or not the transactions contemplated by this Agreement are consummated.

Section 8.02. Notices.  Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

Premier Exhibitions, Inc.
3340 Peachtree Road, N.E., Suite 2250
Atlanta, Georgia 30326
Attention: Chief Executive Officer
Facsimile: 404.842.2626

with a copy to:

Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114
Attention: Derek D. Bork
Facsimile: 216.566.5800

If to the Investor:

Sellers Capital Master Fund, Ltd.
311 S. Wacker Drive, Suite 925
Chicago, Illinois 60606
Attention: Mark A. Sellers
Facsimile: 312.775.1310

with a copy to:

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601
Attention: Wesley G. Nissen
Facsimile: 312.558.5700

Section 8.03. Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

Section 8.04. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.  Any of the covenants or agreements contained in this Agreement may be waived only by the written consent of the party entitled to the benefit of such provision.

Section 8.05. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

Section 8.06. Exclusive Agreement; Amendment. This Agreement and the other Transaction Documents supersede all prior agreements among the parties with respect to their subject matter and are intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto.  No provision of this Agreement may be amended, altered or waived except in a writing referring expressly to this Agreement and signed by the parties hereto.

Section 8.07. Assignment.  None of this Agreement or any right or obligation hereunder may be assigned by either party without the prior written consent of the other party, except that (i) the Company may assign its rights hereunder to an acquirer of all or substantially all of its business and/or assets and (ii) for the avoidance of doubt, each of the other Transaction Documents may be assigned or otherwise transferred in accordance with their terms.  This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties and their respective successors, transferees and permitted assigns.

Section 8.08. Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, notwithstanding any conflict of law provision to the contrary.  EACH OF THE COMPANY AND THE INVESTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE INVESTOR PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT THE INVESTOR AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF  NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INVESTOR FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INVESTOR.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 8.02 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

Section 8.09. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

Section 8.10. Injunctive Relief.  In the event that any party breaches or threatens to breach, or takes or threatens to take any action prohibited by, this Agreement, the parties agree that there may not be an adequate remedy at Law.  Accordingly, in such an event, a party may seek and obtain preliminary and permanent injunctive relief including specific performance (without the necessity of posting any bond or undertaking).  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 8.11. Counterparts.  This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 8.12.  Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by either the Company or the Investor if the Closing shall not have occurred within 10 days of the date hereof; provided, however, that the right to terminate this Agreement under this Section 8.12(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b)           by either the Company or the Investor in the event that any Order issued by a Governmental Body restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable;

(c)           by the Company if the Investor shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within five days after the giving of written notice by the Company to the Investor specifying such breach;

(d)           by the Investor if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within five days after the giving of written notice by the Investor to the Company specifying such breach; or

(e)           by the mutual written consent of the Company and the Investor.

Section 8.13. Legend.

(a)           The Convertible Note and the Conversion Shares will bear a legend (the "Legend") substantially similar to the following:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO INTEREST IN THESE SECURITIES MAY BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT."

(b)           The legend endorsed on the certificates pursuant to Section 8.13 hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, and (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

Section 8.14  WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE COMPANY AND THE INVESTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

PREMIER EXHIBITIONS, INC.

By:	/s/ Christopher J. Davino
Name:	Christopher J. Davino
Title:	Interim Chief Executive Officer

INVESTOR:

SELLERS CAPITAL MASTER FUND, LTD.

By:	/s/ Mark A. Sellers
Name:	Mark A. Sellers
Title:	Managing Member

CONVERTIBLE NOTE PURCHASE AGREEMENT

dated as of May 6, 2009

by and between

PREMIER EXHIBITIONS, INC.

AND

SELLERS CAPITAL MASTER FUND, LTD.

SCHEDULE 3.04

No Violations; Consents

1.           Notification of the listing of additional shares of the Company's common stock with the NASDAQ Global Market, which notification was made on April 17, 2009 and for which the 15-day notification period expired on May 2, 2009.

2.           Approval of the Company's shareholders under Rule 5635(d) of the listing rules of the NASDAQ Global Market, relating to the issuance of more than 20% of the Company's outstanding common stock.

3.           Approval of the Company's shareholders under Rule 5635(b) of the listing rules of the NASDAQ Global Market, relating to the issuance of common stock that will result in a change of control of the Company.

4.           Approval of the Company's shareholders to amend the Company's articles of incorporation to increase the number of the Company's authorized shares of common stock to an amount not less than that necessary to enable the full issuance of the Conversion Shares.

5.           In connection with the Company's obtaining the shareholder approvals listed above, the Company will be required to file a proxy statement with the Securities and Exchange Commission and such proxy statement must be cleared by the Securities and Exchange Commission for use by the Company in connection with the Annual Meeting.

6.           Approval of the transactions contemplated hereby by the board of directors of the Company, including pursuant to Sections 607.0831, 607.0832, 607.1003, 607.0901 and 607.0902 of the Florida Business Corporation Act, which approval was obtained on May 6, 2009.

7.           Consent of Bank of America, N.A. under the agreements listed under Schedule 3.10.

8.           The court in the Titanic litigation could rule that the Company cannot transfer or grant security interests in some of the Company's Titanic artifacts or the stock of R.M.S. Titanic, Inc.

SCHEDULE 3.08

Financial Advisors

The Company has an engagement letter with Moelis, and has engaged Landenburg and Centerview in connection with the Company's consideration of financing transactions and strategic alternatives.

SCHEDULE 3.10

Debt Instruments; Liens and Encumbrances

The following agreements with or in favor of Bank of America, N.A., including the UCC filing noted below and any other UCC filings permitted to be made under such agreements:

1.           Loan Agreement, dated October 4, 2007, by and between the Company and Bank of America, N.A.

2.           Promissory Note, dated October 4, 2007, made by Company in favor of Bank of America, N.A.

3.           Pledge Agreement, dated October 4, 2007, made by Company in favor of Bank of America, N.A.

4.           Security Agreement, dated October 4, 2007, made by Company in favor of Bank of America, N.A.

5.           First Amendment, dated September 26, 2008, to Loan Agreement between Bank of America, N.A. and the Company.

6.           Renewal Promissory Note of $25,000,000, dated September 26, 2008, made in favor of Bank of America by the Company.

7.           UCC-1 Financing Statement filed on October 24, 2007 by Bank of America, N.A., as secured party, in the Florida Secured Transaction Registry with regards to certain assets of the Company.

SCHEDULE 3.11

Litigation

None.

SCHEDULE A TO NOTE PURCHASE AGREEMENT

PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

$6,000,000

EXHIBIT A TO NOTE PURCHASE AGREEMENT

FORM OF CONVERTIBLE NOTE

EXHIBIT A

NEITHER THIS NOTE NOR THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM.

CONVERTIBLE NOTE

$6,000,000	May 6, 2009

FOR VALUE RECEIVED, the undersigned, Premier Exhibitions, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to Sellers Capital Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands, or its permitted assigns (the "Holder"), the principal sum of Six Million Dollars ($6,000,000), in accordance with the terms and conditions hereinafter set forth.  Capitalized terms appearing herein but not defined herein have the meanings ascribed to such terms in the Note Purchase Agreement (defined below).

By its acceptance hereof, the Holder covenants and agrees that this Note is subject to the following terms and conditions:

1.             Definitions. As used in this Agreement, the following terms have the meanings set forth below:

"Annual Meeting" shall mean the Company's annual meeting of shareholders required to be called and held by it pursuant to the Note Purchase Agreement.

"Applicable Market" shall mean the NASDAQ Global Market or, if the Company's Common Stock is not listed for trading on the NASDAQ Global Market at the applicable time, the Over-The-Counter Bulletin Board, if the trading of the Company's Common Stock is qualified for quotation thereon at the applicable time.

"Approval" shall mean the approval of the Company's shareholders (a) by the affirmative vote of the holders of more than 50% of the Company's outstanding shares of Common Stock present and cast on the applicable proposal at the Annual Meeting or other meeting of the Company's shareholders, in any such case at which a quorum is present, or such higher percentage as may be required by applicable law or the listing rules of the NASDAQ Global Market as of the date of such meeting, or (b) by the affirmative vote of the holders of more than 50% of the Company's outstanding shares of Common Stock pursuant to written consents obtained in accordance with applicable law, or such higher percentage as may be required by applicable law or the listing rules of the NASDAQ Global Market as of the date of such consents.

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

"Company" shall have the meaning set forth in the preamble.

"Conversion Date" shall have the meaning set forth in Section 5(e).

"Conversion Price" shall have the meaning set forth in Section 5(d).

“Event of Default” shall have the meaning set forth in Section 8.

"Holder" shall have the meaning set forth in the preamble.

"Interest Payment Date" shall have the meaning set forth in Section 2(b).

"Interest Rate" shall have the meaning set forth in Section 2(a).

"Maturity Date" shall have the meaning set forth in Section 3.

"Note Purchase Agreement" shall mean the Note Purchase Agreement, dated May 6, 2009, by and between the Company and the Holder, pursuant to which the Company has issued this Note to the Holder.

"Notice of Conversion" shall have the meaning set forth in Section 5(e).

"Penalty Rate" shall have the meaning set forth in Section 2(a).

"Person" shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint-stock company or other entity.

"Post-Annual Meeting Prepayment Period" shall have the meaning set forth in Section 4(a).

"Pre-Annual Meeting Prepayment Period" shall have the meaning set forth in Section 4(a).

"Prepayment Date" shall have the meaning set forth in Section 4(a).

"Prepayment Notice" shall have the meaning set forth in Section 4(a).

"Proposals" shall mean the following proposals:  (i) the issuance to the Holder of the shares of Common Stock of the Company issuable upon conversion of this Note, pursuant to all applicable rules under the NASDAQ Global Market's listing rules, and (ii) an amendment to the Company's certificate of incorporation increasing the number of the Company's authorized shares of Common Stock to an amount not less than necessary to enable the full issuance of the number of the Company's shares of Common Stock that may be issuable upon conversion of this Note.

"Reorganization" shall have the meaning set forth in Section 6(b).

"Security Interest" shall have the meaning set forth in Section 7.

"Shareholder Approval" shall mean the Approval by the Company's shareholders of the Proposals.

"Subsequent Financing" shall have the meaning set forth in Section 7.

"Transaction Documents" shall mean this Note, the Note Purchase Agreement and the schedules and exhibits thereto, the Warrant, the Registration Rights Agreement and any certificate or other document delivered by or on behalf of the Company or the Holder in connection with the Closing, and, commencing at the effectiveness of any agreement or other document that is executed by the Company and the Holder in accordance with Section 7 (excluding agreements or documents executed in connection with a Subsequent Financing), shall, for the limited purposes of Sections 8(a), 9, 14 and 15, include any such agreement or other document.

"Warrant" shall have the meaning set forth in Section 4(b).

2.             Payments of Principal and Interest.

(a)           Interest Rate.  Interest shall accrue on the outstanding principal amount of this Note (computed on the basis of a 365-day year and actual days elapsed) at the rate of 6.0% per annum (the "Interest Rate").  If the Shareholder Approval is not obtained at the Annual Meeting and either (i) the Holder shall have voted, or caused to be voted, not less than that number of shares of the Company’s Common Stock over which the Holder had, immediately prior to the execution of the Note Purchase Agreement, direct or indirect voting power, in favor of the Proposals or (ii) the Shareholder Approval would not have been obtained at the Annual Meeting regardless of whether Holder had taken the actions set forth in clause (i) above, the Interest Rate shall be increased to 18.0% (the "Penalty Rate"), retroactive to the date of issuance of this Note, with any interest corresponding to prior periods becoming due and payable on the date that is five (5) Business Days after the date of the Annual Meeting.  In the event that the Shareholder Approval is obtained at any time within 180 days after the Annual Meeting, the Penalty Rate shall revert to the Interest Rate beginning on the date immediately following the date that such Shareholder Approval is obtained.

(b)           Payments.  Payments of principal of and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to the bank account specified by the Holder or such other place as the Holder shall have designated by written notice to the Company.  Interest shall be payable monthly in arrears on the first Business Day immediately following the end of each calendar month after the issuance of this Note (each such date, an "Interest Payment Date").  In the event of a conversion of this Note prior to the Maturity Date (as hereinafter defined) pursuant to the terms set forth below, all accrued and unpaid interest shall be added to the principal amount being converted as of the date of conversion to determine the amount of securities into which this Note shall be converted.

3.             Maturity Date.  The full amount of principal then-outstanding and all accrued but unpaid interest hereunder shall be due and payable on May 6, 2012 (the "Maturity Date").  If the Shareholder Approval is not obtained at the Annual Meeting, or within 180 days after the Annual Meeting, and either (i) the Holder shall have voted, or caused to be voted, not less than that number of shares of the Company’s Common Stock over which the Holder had, immediately prior to the execution of the Note Purchase Agreement, direct or indirect voting power, in favor of the Proposals or (ii) the Shareholder Approval would not have been obtained during such period regardless of whether Holder had taken the actions set forth in clause (i) above, then the Maturity Date shall be the 180th day after the date of the Annual Meeting.

4.             Prepayment.

(a)           Prepayment Periods.  The Company may only elect to prepay all or any part of the principal amount of this Note then outstanding and any accrued but unpaid interest at any time or from time to time either (i) on or prior to the fifth (5th) Business Day prior to the date of the Annual Meeting (the "Pre-Annual Meeting Prepayment Period"), subject to Section 4(b), or (ii) on or after the first Business Day after the Annual Meeting (the "Post-Annual Meeting Prepayment Period"), subject to Section 5(b).  If the Company elects to prepay all or any part of this Note, it shall provide written notice of such election (a "Prepayment Notice") to the Holder fixing a date for prepayment of such amounts (the "Prepayment Date"), which date shall not be earlier than the fifth (5th) Business Day after the date of the Prepayment Notice (provided that the Company shall have confirmed the Holder’s receipt of the Prepayment Notice on or prior to such date).

(b)           Prepayment Fee.  Any prepayment by the Company of all or any portion of this Note within the Pre-Annual Meeting Prepayment Period shall trigger the effectiveness of the warrant, in the form attached hereto as Exhibit A (the "Warrant"), delivered to the Holder as of the date hereof, for the purchase of that number of shares of Common Stock of the Company equal to seven percent (7%) of the total number of shares of Common Stock of the Company into which this Note is, on the Prepayment Date, convertible.  The Warrant shall have a per share exercise price equal to the closing bid price of the Company’s Common Stock on the Applicable Market immediately preceding the execution of the Note Purchase Agreement and shall expire five (5) years from the date on which the Warrant is effective.

5.             Conversion.

(a)           Optional Conversions.  The Holder may elect to convert all or any portion of the principal amount of this Note then outstanding (plus accrued but unpaid interest thereon) into shares of Common Stock of the Company at any time on or prior to the Maturity Date and on or after the fifth (5th) Business Day after the Annual Meeting, but only if the Shareholder Approval shall have been obtained at the Annual Meeting or thereafter.

(b)           Conversion Upon Prepayment.  If the Company elects to prepay all or any part of this Note at any time during the Post-Annual Meeting Prepayment Period and at the time of such election the Shareholder Approval has been obtained, the Holder may convert the principal amount of this Note then outstanding (plus accrued but unpaid interest thereon) at any time before the close of business on the last Business Day prior to the Prepayment Date.

(c)           Mandatory Conversion.  At any time after the Annual Meeting and on or prior to the Maturity Date, the Company may elect to cause the Holder to convert the principal amount then outstanding under this Note (plus accrued but unpaid interest thereon) if (i) the Shareholder Approval has been obtained and (ii) the closing per share sale price of the Company's Common Stock has exceeded $1.00 for a period of five (5) successive trading days, as reported on the Applicable Market.

(d)           Conversion Price.  In the event of any conversion under this Section 5, the price at which the principal amount of this Note shall be converted into shares of Common Stock of the Company is $0.75 per share, subject to adjustment as set forth herein (the "Conversion Price").  This Note shall be convertible into the number of fully paid and non-assessable shares of Common Stock equal to the quotient of (x) the principal amount of this Note being converted plus all accrued and unpaid interest with respect to such principal, divided by (y) the Conversion Price.  No fractional shares of Common Stock shall be issued upon conversion of the Convertible Note.  If the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, either, at its option, pay the Holder cash equal to the product of such fraction multiplied by the closing price of the Company’s Common Stock on the Applicable Market on the Business Day immediately prior to the Conversion Date or round such fraction of a share up to the nearest whole share.

(e)           Conversion Mechanics.  In connection with any conversion by the Holder under Section 5(a) or 5(b), the Holder shall (i) complete and sign the notice of conversion in the form attached hereto as Exhibit B setting forth the portion of the outstanding principal amount of this Note being converted ("Notice of Conversion"), (ii) surrender this Note to the Company, and (iii) pay any transfer or similar tax if required.  The Company shall, promptly after receipt of the Notice of Conversion and surrender of this Note, issue to the Holder, or its designees, a certificate or certificates evidencing the number of shares of Common Stock of the Company to which it shall be entitled and, in the event that only a portion of this Note is being converted, a new Note in the remaining principal amount.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of the Notice of Conversion and surrender of this Note to be converted (the "Conversion Date"), and the Person or Persons entitled to receive the shares of Common Stock of the Company issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time and shall, with respect to such shares, have only those rights of a holder of shares of Common Stock of the Company.

6.             Adjustments; Reorganizations.

(a)           Adjustment for Stock Splits and Combinations.  If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Company convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Company, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased.  Any adjustment to the Conversion Price under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(b)           Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock of the Company (other than a change in par value), or the consolidation or merger of the Company with or into another Person (each a "Reorganization"), the Holder shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of this Note (or deemed conversion of this Note in the event that the Reorganization is consummated at such time as this Note is not otherwise convertible under the terms hereof), the kind and number of shares of Common Stock or other securities or property (including cash) of the Company, or other corporation resulting from or surviving such Reorganization, to which a holder of the number of shares of the Common Stock of the Company which this Note entitled the holder thereof to convert into immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Note, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of this Note.  In the event of a Reorganization in which the equity securities of the Company into which this Note is then convertible are exchangeable for or convertible into securities of another issuer, the shares of common stock of which are securities registered under or subject to Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, any agreement relating to such Reorganization shall provide for the assumption of this Note by such issuer, to the extent not previously converted or redeemed, which Note shall thereafter be convertible into the shares of common stock of such issuer on the basis set forth in this Section 6(b). The provisions of this Section 6(b) shall similarly apply to successive Reorganizations.

(c)           Reservation of Stock Issuable Upon Conversion. The Company shall, at all times after the Shareholder Approval has been obtained, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect a full conversion of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Note, the Company shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d)           No Impairment.  The Company shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith use its best efforts in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment.

7.             Security Interest.  If the Shareholder Approval is not obtained at the Annual Meeting and either (i) the Holder shall have voted, or caused to be voted, not less than that number of shares of the Company’s Common Stock over which the Holder had, immediately prior to the execution of the Note Purchase Agreement, direct or indirect voting power, in favor of the Proposals or (ii) the Shareholder Approval would not have been obtained at the Annual Meeting regardless of whether Holder had taken the actions set forth in clause (i) above:

The principal amount of this Note then outstanding, all accrued but unpaid interest and all other obligations owing by the Company pursuant to this Note and the other Transaction Documents, shall immediately be secured by a first priority security interest in all assets of the Company and the stock of all of its subsidiaries, in all cases, to the extent permitted by any applicable court order, contract, mortgage, credit agreement or other agreement binding upon or applicable to the Company, its subsidiaries or their respective assets (a "Security Interest").  In the event that the Shareholder Approval is obtained at any time within 180 days after the Annual Meeting, any such Security Interest shall terminate on the date immediately following the date that such Shareholder Approval is obtained, and the Holder shall take all actions necessary to cause the termination of any such Security Interest.  The Company and the Holder shall promptly enter into customary collateral agreements, which are consistent with the term sheet attached hereto as Exhibit C and otherwise reasonably acceptable to the Company and the Holder, granting such Security Interest and providing for the perfection thereof, within 45 days after the date hereof; provided, however, that such agreements shall not become effective unless and until the Company fails to obtain the Shareholder Approval at the Annual Meeting.  Notwithstanding the foregoing, if the Holder has not purchased $12 million of notes pursuant to the Note Purchase Agreement, the Company will, after execution of inter-creditor agreements described below, be permitted to grant a Security Interest to investors in subsequent financings (each a "Subsequent Financing") for a principal amount not to exceed, in the aggregate for all such investors, the difference between $12 million and the funds invested by the Holder pursuant to the Note Purchase Agreement.  If a Security Interest is granted to the investors in a Subsequent Financing, then the Security Interest granted with respect to this Note shall be pari passu with any such other Security Interest, and the Holder agrees to execute a customary inter-creditor agreement and other documents reasonably required to effect such parity, which in all cases must be on terms reasonably acceptable to the Holder and consistent with the terms of any collateral agreements described above.  The Company shall notify the Holder at least five Business Days in advance of any potential Subsequent Financing.  The Holder may elect to purchase additional notes (in the form of this Note) in a principal amount equal to such Subsequent Financing and the Company will not consummate such Subsequent Financing.  Subject only to the Security Interests described above, the Company will not grant any security interest or otherwise encumber any assets of the Company or its subsidiaries, including the stock of any such subsidiaries, without the Holder’s prior written consent, which consent may not be unreasonably withheld.  If this Note is secured by the Security Interest (whether or not on a pari passu basis), the Company may incur additional unsecured debt without any consent of the Holder.

8.             (a)             Events of Default.  The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(i)             Failure to Pay.  The Company shall fail to make when due any principal or interest payment or any other payment obligation hereunder and such amount shall remain unpaid for ten (10) Business Days after such date; or

(ii)            Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian for itself or all or substantially all of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its creditors, (D) be dissolved or liquidated, (E) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or (F) take any action for the purpose of effecting any of the foregoing; or

(iii)            Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian for the Company or all or substantially all of its property, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not have been dismissed or discharged within thirty (30) days of commencement; or

(iv)           Security Documents.  Any material provision of any agreement or document that is executed in accordance with Section 7 shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or such agreement or document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the collateral (as defined in such agreement or document) purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms thereof or the failure of the Holder to take any action within its control) cease to be a perfected security interest; or

(v)           Breach of Transaction Documents.  The Company breaches in any material respect any material representation, warranty, covenant or other term or condition of the Note Purchase Agreement, this Note or any other Transaction Document, except, in the case of a breach which is curable, only if such breach continues for a period of at least thirty (30) consecutive calendar days after notice thereof.

(b)           Rights of the Holder upon an Event of Default.  Upon the occurrence or existence of an Event of Default set forth in Section 8(a), unless such Event of Default is waived by the Holder, immediately and without notice (except such notice as set forth in Section 8(a)(v)), all outstanding obligations owing from the Company hereunder, including, without limitation, all principal and accrued interest hereunder, shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it under applicable law, either by suit in equity or by action at law, or both.

9.             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Note Purchase Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue damages for any failure by the Company to comply with the terms of this Note.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.           Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

11.           Waivers; Amendments; Assignments.  None of the provisions of this Note may be waived, amended, supplemented or otherwise modified without the written consent of the Company and the Holder.  An assignment of this Note by the Holder may be effectuated only upon surrender of the original Note to the Company followed by either reissuance of this Note to the new Holder or the issuance of a new instrument to such new Holder by the Company.  The Company shall not be obligated to recognize any Person other than the registered Holder as having an interest in this Note, despite any notice to the contrary, unless the provisions of this Section 11 have been complied with.

12.           Fees and Expenses.  Except as otherwise expressly provided herein or in any other Transaction Document, the Company and the Holder shall bear their own fees and expenses (including without limitation reasonable attorneys', consultants' and accountants' fees and expenses) incurred in connection with this Note.  Notwithstanding the foregoing, in the event that (a) the Company elects to prepay all or any portion of this Note within the Pre-Annual Meeting Prepayment Period or (b) the Shareholder Approval is not obtained at the Annual Meeting, the Company shall reimburse the Holder for all reasonable and documented out of pocket expenses incurred by the Holder related to the transactions contemplated by the Note Purchase Agreement and this Note.  In addition, if the Holder brings an action to enforce any part of this Note or to declare a breach of this Note and in either case is substantially the prevailing party, then the Holder shall be entitled to recover from the Company, in addition to any amounts awarded, its reasonable attorneys’ fees and other reasonable costs actually incurred in connection with any such action.

13.           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be provided, and shall be deemed to have been duly given, as provided for in Section 8.02 of the Note Purchase Agreement.

14.           Governing Law; Submission to Jurisdiction.  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, notwithstanding any conflict of law provision to the contrary.  THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER PERTAINING TO THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT THE HOLDER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF  NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 8.02 OF THE NOTE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

15.           WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the date set forth above.

PREMIER EXHIBITIONS, INC.

By:
Name:
Title:

EXHIBIT A TO CONVERTIBLE NOTE

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

OF

PREMIER EXHIBITIONS, INC.

Warrant No. W-	May ___, 2009

THIS CERTIFIES THAT, for value received, Sellers Capital Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands, having an address at 311 S. Wacker Drive, Suite 925, Chicago, Illinois (the “Investor”), is entitled to subscribe for and purchase from Premier Exhibitions, Inc., a Florida corporation, or any successor (the “Company”), in whole or in part, at the Warrant Purchase Price (as herein defined), at any time during the period commencing on the Initial Exercise Date (as herein defined) and ending at 5:00 p.m., Eastern time, on the date that is five (5) years after the Effectiveness Date (as herein defined) (the “Expiration Date”), up to that number of shares of the fully paid and non-assessable Common Stock (as herein defined) determined by multiplying (i) seven percent (7%) by (ii) the total number of shares of Common Stock into which the outstanding principal amount of the Convertible Note (as herein defined) is, on the Effectiveness Date, convertible, in accordance with the terms thereof (as such number may be adjusted as provided herein, the “Warrant Shares”), subject to the provisions and upon the terms and conditions hereinafter set forth in this Warrant and all Warrants issued in exchange, transfer or replacement thereof (“Warrant”).

1.           Definitions.  As used in this Warrant, the following terms have the meanings set forth below:

“Aggregate Number” shall mean, at any time to be determined, the number of Warrant Shares for which this Warrant may be exercised at such time.

“Annual Meeting” shall mean the annual meeting of shareholders required to be called pursuant to the Note Purchase Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“Cashless Exercise” shall have the meaning set forth in Section 2(b).

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company (and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a dividend, stock split, plan of recapitalization, reorganization, merger, sale of assets or otherwise) into which this Warrant will be exercisable.

“Company” shall have the meaning set forth in the introductory paragraph hereto.

“Convertible Note”  shall mean that certain convertible note issued by the Company to Investor in the principal amount set forth on Schedule A to the Note Purchase Agreement.

“Effectiveness Date” shall have the meaning set forth in Section 10.

“Expiration Date” shall have the meaning set forth in the introductory paragraph hereto.

“Fair Market Value” shall mean, with respect to a share of Common Stock on any date:  (i) the fair market value of the outstanding Common Stock over the ten (10) trading days immediately prior to the date of calculation based upon the closing price per share of Common Stock on each such day, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (ii) if subsection (i) is not applicable, a market price per share determined in good faith by the Board of Directors of the Company, which shall be deemed to be “Fair Market Value.”

“Holder” shall mean any holder of an interest in the Warrant or the outstanding Warrant Shares who becomes a holder in compliance with Section 3 hereof.

“Initial Exercise Date” shall mean the first Business Day following the Annual Meeting.

“Investor” shall have the meaning set forth in the introductory paragraph hereto.

“Note Purchase Agreement” shall mean that certain Convertible Note Purchase Agreement, dated May 6, 2009, by and between the Company and Investor, pursuant to which Investor will purchase the Convertible Note.

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, university, group, joint-stock company or other entity.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder as the same shall be in effect at the time.

“Stock Combination” shall have the meaning set forth in Section 5(a)(i).

“Stock Dividend” shall have the meaning set forth in Section 5(a)(i).

“Stock Subdivision” shall have the meaning set forth in Section 5(a)(i).

“Transaction” shall have the meaning set forth in Section 5(b).

“Warrant Purchase Price” shall mean $0.70 per share, as adjusted as provided herein.

“Warrant Register” shall have the meaning set forth in Section 7.

“Warrant Shares” shall have the meaning set forth in the preamble.

2.             Exercise of Warrant.

(a)           If (and only if) the Effectiveness Date has occurred, beginning on the Initial Exercise Date, the rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by (A) the delivery of this Warrant, together with a properly completed Notice of Exercise in the form attached hereto, to the principal office of the Company at 3340 Peachtree Road, N. E., Suite 2250, Atlanta, Georgia 30326 (or to such other address as the Company may designate by notice in writing to the Holder) and (B) payment to the Company of the Warrant Purchase Price for the Warrant Shares being purchased (i) by cash or by certified check or bank draft, (ii) as provided in Section 2(b), or (iii) any combination thereof.  In the case of payment of all or a portion of the Warrant Purchase Price pursuant to Section 2(b), the direction of the Holder to make a Cashless Exercise shall serve as accompanying payment for that portion of the Warrant Purchase Price.  The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been delivered to the Company and payment made for such shares as aforesaid.  Certificates for the shares so purchased shall be delivered to the Holder within ten (10) Business Days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing, and with an Aggregate Number equal to, the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of such Holder, appropriate notation may be made on this Warrant and signed by the Company and the same returned to such Holder.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  The Company shall, upon request of the Holder, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions.

(b)           Cashless Exercise.  If the resale of the Warrant Shares is not covered by an effective registration statement under the Securities Act, the Holder shall have the right to pay all or a portion of the Warrant Purchase Price by making a “Cashless Exercise” pursuant to this Section 2(b), in which case (i) shares of the Company’s Common Stock other than the Warrant Shares or (ii) the Warrant Shares to be acquired upon the exercise of this Warrant may be applied to pay the Warrant Purchase Price in connection with the exercise of this Warrant in whole or in part.  Any shares of Common Stock or Warrant Shares transferred to the Company as payment of the Warrant Purchase Price under this Warrant shall be valued at the Fair Market Value of such shares of Common Stock or Warrant Shares.  For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(c)           Transfer Restriction Legend.  Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise the offer and sale of such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable law or rule) on the face thereof:

THE OFFER AND SALE OF THE SHARES OF STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW.  NEITHER THESE SHARES, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

The provisions of Section 3 shall be binding upon all holders of certificates for Warrant Shares bearing the above legend and shall also be applicable to all holders of this Warrant.  The legend endorsed on the certificates for Warrant Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the resale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (ii) the securities shall have been resold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

(d)           Expenses and Taxes on Exercise.  The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any stock certificates and substitute Warrants pursuant to this Section 2, except that, in case such stock certificates or Warrants shall be registered in a name or names other than the name of the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificates or Warrants shall be paid by the Holder to the Company at the time the Company delivers such stock certificates or Warrants to the Company for exercise.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(e)           Company Obligations.  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(e)           Automatic Exercise.  If (and only if) the Effectiveness Date has occurred, if the Fair Market Value of the Common Stock immediately prior to (but not including) the Expiration Date exceeds the Warrant Purchase Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent previously unexercised) on a “cashless exercise” basis pursuant to Section 2(b) at 5:00 p.m. on the Expiration Date.

3.            Warrants and Warrant Shares Not Registered; Transferee Restrictions.

(a)           Each Holder, by acceptance thereof, represents and acknowledges that the offer and sale of this Warrant and the Warrant Shares which may be purchased upon exercise of this Warrant are not being registered under the Securities Act, that the issuance of this Warrant and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act as not involving any public offering and that the Company’s reliance on such exemption is predicated in part on the representations made by the initial Holder of this Warrant to the Company that such Holder (i) is acquiring this Warrant for investment purposes for its own account, with no present intention of reselling or otherwise distributing the same in violation of the Securities Act, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control, (ii) is an “accredited investor” as defined in Regulation D under the Securities Act, and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of this Warrant.  Neither this Warrant nor the related Warrant Shares may be transferred except pursuant to an effective registration statement under the Securities Act or upon the conditions specified in Section 3(b).

(b)           Notice of Transfer, Opinion of Counsel.  Each Holder, by acceptance hereof, agrees that prior to the disposition of this Warrant or of any Warrant Shares, other than pursuant to an effective registration under the Securities Act, such Holder will give written notice to the Company expressing such Holder’s intention to effect such disposition and describing briefly such Holder’s intention as to the manner in which this Warrant or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed together with an opinion of counsel as may be designated by such Holder and reasonably satisfactory to the Company as to the necessity or non-necessity of registration under the Securities Act.  If in the opinion of such counsel, the proposed disposition does not require registration under the Securities Act of the disposition of this Warrant and/or the Warrant Shares issuable or issued upon the exercise of this Warrant, such Holder shall be entitled to dispose of this Warrant and/or the Warrant Shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company.  The Company is entitled to rely on the most recent written notice from the Holder with respect to the ownership of the Warrant.

4.             Representations, Warranties and Covenants of the Company.

(a)           The Company hereby represents and warrants that (i) it has full corporate power and authority to execute and deliver this Warrant, (ii) the execution and delivery of this Warrant and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by all necessary corporate action on the part of the Company and (iii) this Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)           The Company covenants and agrees that (i) during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide therefore, (ii) the Warrant Shares issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and (iii) the Company shall use its commercially reasonable efforts to procure at its sole expense the listing of all Warrant Shares then registered for public sale (subject to issuance or notice of issuance) on all stock exchanges on which the shares of Common Stock are then listed.

5.             Adjustments of Aggregate Number.

(a)           Adjustments.  The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 5, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.  No adjustments shall be made under this Section 5 as a result of the issuance by the Company of the Warrant Shares upon exercise of this Warrant.

(i)           Stock Dividends; Subdivisions and Combinations.  In case at any time or from time to time the Company shall:

(A)           issue to the holders of the Common Stock a dividend payable in, or other distribution of, Common Stock (a “Stock Dividend”),

(B)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”), or

(C)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”),

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination.  In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(ii)           Miscellaneous.  The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 5(a):

(A)          Whenever the Aggregate Number is adjusted pursuant to this Section 5(a), the Warrant Purchase Price per Warrant Share payable upon exercise of this Warrant shall be adjusted by multiplying the Warrant Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the Aggregate Number prior to such adjustment, and the denominator of which shall be the Aggregate Number following such adjustment.

(B)           If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b)           Changes in Common Stock.  In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock or other transaction) in connection with which the previous outstanding Common Stock shall be changed into or exchanged for different securities of the Company or securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction and without duplication of any adjustment made pursuant to Section 5(a)(i), lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to receive upon exercise of this Warrant at any time on or after the consummation of the Transaction, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 5).  The foregoing provisions of this Section 5(b) shall similarly apply to successive Transactions.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Transaction.  At the Holder’s request, any successor to the Company or surviving entity in such Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions.

(c)           Notices.

(i)            Notice of Proposed Actions.  In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of the Common Stock or to make any other distribution to the holders of the Common Stock, (B) to effect any reclassification of the Common Stock, (C) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (D) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (E) to effect the liquidation, dissolution or winding up of the Company, or (F) to effect any other action which would require an adjustment under this Section 5, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, stock subdivision, stock combination, or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

(ii)           Adjustment Notice.  Whenever the Aggregate Number is to be adjusted pursuant to this Section 5, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within twenty (20) Business Days after the event requiring the adjustment) prepare a certificate signed by the principal executive officer or the principal financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant (in whole or in part) if so designated by the Holder.

6.            Exchange, Replacement and Assignability.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company described in Section 2, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares as shall be designated by such Holder at the time of such surrender.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of Warrants and, in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) of an institutional holder of such Warrants, or in other cases, of a bond of indemnity or other security satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of Warrants, the Company will issue to the Holder a new Warrant of like tenor and date, in lieu of this Warrant or such new Warrants, representing the right to purchase the number of Warrant Shares which may be purchased hereunder.  Subject to compliance with Section 3, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered Holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferees, upon surrender of this Warrant, duly endorsed, to the appropriate office or agency of the Company.  All expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6 shall be paid by the Company.

7.            Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

8.            Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

9.            Transfer Books, No Rights as Shareholder, Survival of Rights.  The Company will at no time close its transfer books against the transfer of this Warrant or any Warrant Shares in any manner which interferes with the timely exercise of this Warrant.  This Warrant shall not entitle the Holder to any voting rights or any rights as a shareholder of the Company.  The rights and obligations of the Company, of the Holder of this Warrant and of any Holder of Warrant Shares issued upon exercise of this Warrant pursuant to the terms of this Warrant shall survive the exercise of this Warrant.

10.           Effectiveness of this Warrant.  This Warrant shall become effective, and shall be deemed to be delivered to the Holder on the date hereof, if, and only if, the Company prepays all or any portion of the Convertible Note within the Pre-Annual Meeting Prepayment Period (the date of any such prepayment being the “Effectiveness Date”).

11.           No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Warrant.

12.           Amendment and Waiver.

(a)           It is agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing.

(b)           Any amendment, supplement or modification of or to any provision of this Warrant, any waiver of any provision of this Warrant and any consent to any departure by any party from the terms of any provision of this Warrant shall be effective only if it is made or given in writing and signed by the Company and the Holder.

(c)           Any amendment or waiver consented to as provided in this Section 10 is binding upon each future Holder of this Warrant and upon the Company without regard to whether this Warrant has been marked to indicate such amendment or waiver.

13.           Rights of Transferees.  Subject to compliance with Section 3, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

14.           Headings.  The headings in this Warrant are for convenience of reference only and shall not constitute a part of this Warrant, nor shall they affect their meaning, construction or effect.

15.           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be provided, and shall be deemed to have been duly given, as provided for in Section 8.02 of the Note Purchase Agreement.

16.           Successors and Assigns.  This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors or heirs and personal representatives and permitted assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

17.           Governing Law.  This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the laws of the State of New York, notwithstanding any conflict of law provision to the contrary.  THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER PERTAINING TO THIS WARRANT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS WARRANT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT THE HOLDER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF  NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS WARRANT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 8.02 OF THE NOTE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

18.           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Warrant with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

19.           WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE COMPANY AND HOLDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS WARRANT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20.           Entire Agreement.  This Warrant contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings with respect thereto.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, duly attested by its authorized officer, as of the date first set forth above.

PREMIER EXHIBITIONS, INC.

By:
Name:
Title:

ATTEST:.

By:
Name:
Title:

[Signature Page]

NOTICE OF EXERCISE

To:	Premier Exhibitions, Inc. 3340 Peachtree Road, N. E., Suite 2250 Atlanta, Georgia 30326 Attention: Chief Executive Officer Facsimile: 404.842.2626

1.           The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.           The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

______                   Exercise for Cash
______                   Cashless Exercise

3.           Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.           If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

Date:	Name of Record Holder

By:
Name:
Title:

EXHIBIT B TO CONVERTIBLE NOTE

CONVERSION NOTICE

To convert this Note into shares of Common Stock, par value $0.0001 per share, of the Company, check the box:  [   ]

To convert only part of this Note, state the principal amount you want to be converted (which must be a minimum of $100,000 or any multiple thereof):  $ ___________________________________________________

If you want the certificate made out in another person's name fill in the form below:

(Print or type other person's name, address and zip code)

Please insert Social Security or tax identification number of other person: ______________

Dated:	Signed:

EXHIBIT C TO CONVERTIBLE NOTE

PREMIER EXHIBITIONS, INC.

Summary of Collateral Terms

May __, 2009

This is the Summary of Collateral Terms described in Section 7 of that certain Convertible Note dated as of the date hereof and issued by the Company in favor of the Holder (the “Convertible Note”), and contains all of the material terms and conditions relating to the collateral to be provided by the Company to the Holder to secure the Company’s obligations under the Convertible Note (the “Obligations”) as provided in the Convertible Note.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Convertible Note.  Those matters that are not covered by the provisions hereof or the Convertible Note shall be subject to the mutual satisfaction of the Holder and the Company and shall otherwise be consistent with the terms hereof.

I.           Collateral

The Obligations will be secured by a first perfected security interest in all of the equity interests held by the Company and in all of the Company’s real and personal property, both tangible and intangible (such security being the “Collateral”).

All the above-described pledges and security interests shall be: (i) created on terms, and pursuant to documentation, reasonably satisfactory to the Holder and the Company, and none of the Collateral shall be subject to any other pledges, security interests or mortgages (other than scheduled existing liens and permitted liens as contemplated by the Convertible Note and other permitted liens to be agreed, the “Permitted Liens”) and (ii) subject, in all cases, to any applicable court order, contract, mortgage, credit agreement or other agreement binding upon or applicable to the Company, its subsidiaries or their respective assets.

II.           Certain Documentation Matters

The collateral documentation shall contain representations, warranties, covenants, events of default and remedies customary for financings of this type and other terms reasonably satisfactory to the Holder and the Company, including, without limitation:

Representations and
Warranties:
Subject in all cases to appropriate exceptions for Permitted Liens and other terms of the Transaction Documents:  rights in and the power to transfer collateral free and clear of liens; no other effective security agreement, financing statement, equivalent security or lien covering the collateral outstanding; due authorization, effectiveness and delivery of collateral documentation; enforceability of collateral documentation; accuracy and completeness of all schedules and exhibits; priority of all liens granted by collateral documentation; organizational information regarding the Company; validity and enforceability of accounts receivable; due authorization and issuance of pledged equity; no existing options, warrants, calls or commitments relating to pledged equity; no consents or governmental approvals required.

Covenants:
Further assurances regarding continuing perfection of collateral; delivery of all possessory collateral; delivery of mortgages, title insurance policies, surveys and opinion letters; delivery of landlord waivers and bailee letters; delivery of control letters regarding investment property; delivery of account control agreements with financial institutions; control of electronic chattel paper; authorization to file financing statements; maintenance of records; defense and management of intellectual property; compliance with terms of accounts; limitations on liens on collateral; limitations on dispositions; further identification of collateral; notices, including notice of commercial tort claims and advance notice of intellectual property filings; delivery of good standing certificates; no reincorporation; terminations and amendments of UCCs by the Company not authorized; appointment of the Holder as attorney-in-fact; indemnification of the Holder; defense of title to all collateral and cooperation in obtaining governmental approvals; pledgor not to vote collateral to dissolve or consolidate pledged entities, sell all assets of pledge entities, change authorized shares, stated capital or issue additional shares, or alter voting rights; delivery to the Holder of all proceeds of prohibited distributions.

III.	Additional Terms and
Conditions

In addition to a security agreement and a pledge agreement, the Company shall deliver to the Holder all additional collateral documentation, including mortgages, landlord waivers, bailee letters, account control agreements and short-form intellectual property security agreements as the Holder shall reasonably request.

The security agreement to be entered into between the Company and the Holder shall contain a provision identifying the required terms of any intercreditor agreement that may be entered into between the Holder and any lender that provides the Company with any Subsequent Financing.

EXHIBIT B TO NOTE PURCHASE AGREEMENT

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of May ___, 2009 (this “Agreement”), is entered into by and between Premier Exhibitions, Inc., a Florida corporation (the “Company”), and Sellers Capital Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands (the “Investor”).

WHEREAS, Investor and the Company have entered into that certain Convertible Note Purchase Agreement dated as of May 6, 2009 (the “Note Purchase Agreement”), pursuant to which Investor will purchase a Convertible Note (the “Convertible Note”) in the principal amount set forth on Schedule A to the Note Purchase Agreement;

WHEREAS, subject to the terms and conditions contained in the Note Purchase Agreement and the Convertible Note, the Convertible Note shall be convertible into shares of Common Stock (as defined below);

WHEREAS, the Company may issue warrants (the “Warrants”) to purchase shares of Common Stock to Investor, in accordance with the terms of the Note Purchase Agreement and the Convertible Note; and

WHEREAS, pursuant to the terms and conditions set forth in this Agreement, the Company herein grants to Investor the registration rights set forth herein with respect to any and all shares of Common Stock issuable on each of the conversion of the Convertible Note and the exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01          Definitions.  The following terms shall have the meanings ascribed to them below:

“Agreement” means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering either the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company (and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a dividend, stock split, plan of recapitalization, reorganization, merger, sale of assets or otherwise) into which the Convertible Note may be convertible and the Warrants, if issued, will be exercisable.

“Company” has the meaning set forth in the preamble to this Agreement.

“Controlling Person” has the meaning set forth in Section 3.01.

“Convertible Note” has the meaning set forth in the Recitals.

“Damages” has the meaning set forth in Section 3.01.

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means any Person owning of record Registrable Securities.

“Holders’ Counsel” has the meaning set forth in Section 2.01(e).

“Indemnified Party” has the meaning set forth in Section 3.03.

“Indemnifying Party” has the meaning set forth in Section 3.03.

“Investor” has the meaning set forth in the preamble of this Agreement.

“FINRA”  means the Financial Industry Regulatory Authority, Inc.

“Note Purchase Agreement” has the meaning set forth in the Recitals.

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, university, group, joint-stock company or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Registrable Securities” means the shares of Common Stock into which the Convertible Note may be convertible and the shares of Common Stock into which the Warrants, if issued, will be exercisable, and any additional shares of Common Stock acquired by the Holders by way of a dividend, stock split, plan of recapitalization, reorganization, merger, sale of assets or otherwise.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the resale of such shares of Common Stock has been declared effective by the Commission and such shares of Common Stock have been disposed of and/or resold pursuant to such effective Registration Statement, (ii) such shares of Common Stock shall have been or all remaining Registrable Securities held by such Holder have been sold to the public under Rule 144 (or any similar provisions then in force) under the Securities Act, or (iii) such shares of Common Stock (A) have otherwise been transferred (B) are represented by a new certificate or other evidence of ownership for such Common Stock not bearing a restrictive legend, (C) are not subject to any stop order and (D) may be publicly resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act.

“Registration Expenses” has the meaning set forth in Section 2.01(e).

“Registration Statement” means any registration statement of the Company under the Securities Act that covers or may cover any of the Registrable Securities, including the prospectus, amendments and supplements thereto, and all exhibits and material incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Suspension Notice” has the meaning set forth in Section 2.04(a).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Warrants” has the meaning set forth in the Recitals.

ARTICLE II
REGISTRATION RIGHTS

Demand Registration.

(a)           Requests for Registration.  At any time following the 2009 annual meeting of the Company’s shareholders, if the Shareholder Approval (as defined in the Convertible Note) has been obtained, but subject to the blackout provisions contained in Section 2.04, the Holders of a majority of Registrable Securities shall have the right to require the Company to file a Registration Statement (a “Demand Registration”) covering all or any part of their respective Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder or Holders.  As soon as practicable after the receipt of such demand, the Company shall use its reasonable best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to effect any such Demand Registration pursuant to this Section 2.01(a) after the Company has previously effected one Demand Registration pursuant to this Section 2.01(a) under which the Holder or Holders of Registrable Securities are able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration.

(b)           Underwriting.  If Holders of a majority of the Registrable Securities to be included in such Demand Registration so elect, the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten public offering.  The Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing Underwriter selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting, which underwriting agreement shall have, among other things, substantially the same indemnification provisions as set forth in this Agreement.

(c)           Priority on Demand Registration.  If a Demand Registration is an underwritten offering and the managing Underwriter advises the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within the price range acceptable to the Holders of a majority of the requesting Registrable Securities, without adversely affecting the marketability of the offering, the Company shall advise all Holders of Registrable Securities to be included in such Demand Registration and include in such registration prior to the inclusion of any securities which are not Registrable Securities, only the number of Registrable Securities requested to be included which in the opinion of such managing Underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the holders of Registrable Securities to be included in such registration based on the Registrable Securities held by such Holders at the time of filing the Registration Statement.  Without the consent of the Company and the Holders of a majority of the Registrable Securities included in such registration, any Persons (other than holders of Registrable Securities) who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses.

(d)           Effective Registration.  A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration, and, as a result thereof, more than two-thirds of the Registrable Securities covered thereby have not been sold, then such registration will be deemed not to have been effected.  If (i) a registration requested pursuant to this Section 2.01 is deemed not to have been effected or (ii) with respect to an underwritten offering, the registration requested pursuant to this Section 2.01 does not remain effective until 45 days after the commencement of the distribution by the Holders of the Registrable Securities included in such underwritten offering, then the Company shall continue to be obligated to effect the registration of the Registrable Securities included in such Demand Registration pursuant to this Section 2.01.  Each Holder of Registrable Securities shall be permitted to withdraw all or any part of its Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration, provided that such registration shall nonetheless count as a Demand Registration under Section 2.01(a) hereof unless such withdrawing Holder(s) agree(s) to be responsible for all reasonable fees and expenses (including reasonable fees and expenses of counsel) incurred by the Company prior to such withdrawal.

(e)           Registration Expenses.  In connection with registrations pursuant to Section 2.01 hereof, the Company shall pay all of the registration costs and expenses incurred in connection with the registration thereunder (the “Registration Expenses”), including, without limitation, all: (i) registration and filing fees and expenses, including, without limitation, those related to filings with the Commission, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) reasonable processing, duplicating and printing expenses, including, without limitation, expenses of printing prospectuses requested by Investor, (iv) of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (v) fees and expenses incurred in connection with the listing of the Registrable Securities, including, without limitation, fees and expenses of the Nasdaq Stock Market, Inc. and relating to the use of book-entry securities, (vi) fees and expenses in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (vii) fees and expenses, if any, incurred with respect to any filing with FINRA or listing on a securities exchange, (viii) any advertising and other out-of-pocket expenses of the Underwriters incurred with the approval of the Company, (ix) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (x) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (xi) fees and expenses of any special experts retained by the Company in connection with such registration, and (xii) reasonable fees and expenses of one firm of counsel for the Holders to be selected by the Holders of a majority of the Registrable Securities to be included in such registration (“Holders’ Counsel”); provided, however, that the Company shall reimburse the Holders for the reasonable fees and disbursements of each additional counsel retained by any Holder for the purpose of rendering any opinion required by the Company or the managing Underwriter to be rendered on behalf of such Holder in connection with any Demand Registration.  Notwithstanding the foregoing, each Holder shall be responsible for any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities pursuant to a Registration Statement.

Section 2.02          Piggyback Registrations.

(a)           Requests for Registration.  At any time following the 2009 annual meeting of the Company’s shareholders, if the Shareholder Approval (as defined in the Convertible Note) has been obtained, but subject to the blackout provisions contained in Section 2.04, if at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to a demand for registration of any stockholder of the Company) any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents relating to Common Stock to be issued solely in connection with any acquisition of any entity or business or Common Stock issuable in connection with stock option or other employee benefit plans (a “Piggyback Registration”), it shall send to each Holder of Registrable Securities, including each Holder who has the right to acquire Registrable Securities, written notice of such determination specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of its Common Stock and, if so, the identity of the managing Underwriter and whether such offering will be pursuant to a “best efforts” or “firm commitment” underwriting) and, if within fifteen (15) days after receipt of such notice, such Holder shall so request in writing, the Company shall use its reasonable best efforts to include in such Registration Statement all or any part of the Registrable Shares requested by any Holder. The Company shall use its reasonable best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register.

(b)           Underwriting.  The Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing Underwriter selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting, which underwriting agreement shall have, among other things, substantially the same indemnification provisions as set forth in this Agreement.

(c)           Registration Expenses.  The Registration Expenses of the Holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, including, without limitation, the Registration Expenses set forth in Section 2.01(e).

(d)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing Underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall advise all Holders of Registrable Securities to be included in such Piggyback Registration and include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities based on the Registrable Securities held by such Holders at the time of filing the Registration Statement, and (iii) third, other securities requested to be included in such registration. No incidental right under this Section 2.02 shall be construed to limit the registration required under Section 2.01.

(e)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of any party other than the Company, and the managing Underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall advise all Holders of Registrable Securities to be included in such Piggyback Registration and include in such registration (i) first, securities requested to be included in such registration pursuant to demand registration rights by persons other than the Holders, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities based on the Registrable Securities held by such Holders at the time of filing the Registration Statement, and (iii) third, securities requested to be included in such registration by the holders thereof pursuant to registration rights other than demand registration rights. No incidental right under this Section 2.02 shall be construed to limit the registration required under Section 2.01.

Section 2.03           Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  In connection with any such registration:

(a)           The Company will promptly prepare and file with the Commission a Registration Statement on Form S-3 (unless the Company does not qualify for use of Form S-3, in which case such registration statement shall be on Form S-1 or other form that the Company is eligible to use) or another appropriate form reasonably acceptable to the Holders, and use its reasonable best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby.

(b)           The Company will promptly prepare and file with the Commission such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the prospectus.

(c)           The Company, at least 10 days prior to filing a Registration Statement or at least five days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, will furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ Counsel and (iii) each Underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with exhibits thereto, which documents will be subject to reasonable review and approval (which approval may not be unreasonably withheld) by each of the foregoing within five days after delivery (except that such review and approval of any prospectus or any amendment or supplement to such Registration Statement or prospectus must be within three days), and thereafter, furnish to such Holders, Holders’ Counsel and Underwriters, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ Counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker that does not make any material changes in the documents already filed (including, without limitation, any prospectus under Rule 430A or 424(b)), then Holders’ Counsel will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one day.

(d)           The Company will promptly notify each Holder of any stop order issued or threatened by the Commission and, if entered, take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(e)           On or prior to the date on which the Registration Statement is declared effective, the Company shall use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f)           The Company will notify each Holder, Holders’ Counsel and any Underwriter promptly and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that makes any statement made in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or that requires the making of any changes in such Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each Holder hereby agrees to keep any disclosures under subsection (iv) above confidential until such time as a supplement or amendment is filed.

(g)           The Company will enter into customary agreements reasonably satisfactory to the Company (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

(h)           The Company will make available for inspection by any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

(i)           The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)           The Company shall cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities of the same class issued by the Company are then listed.

(k)           The Company shall use its reasonable best efforts to ensure the obtaining of all necessary approvals from FINRA.

(l)            The Company shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

(m)           The Company shall furnish to each Holder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of Registrable Securities.

(n)           The Company shall otherwise comply with all applicable rules and regulations of the Commission.

(o)           The Company shall furnish to each Holder, addressed to such Holder (1) an opinion of counsel for the Company, dated the effective date of the Registration Statement and the closing of the sale of any securities thereunder, as well as a consent to be named in the registration statement or any prospectus thereto, and (2) “comfort” letters as well as an audit opinion and consent to be named in the Registration Statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities;

(p)           The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the proposed surviving entity assumes the obligations of the Company under this Agreement, including pursuant to Section 4.04 hereof, and for that purpose references hereunder to Registrable Securities shall be deemed to be references to the securities which Investor would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization.

The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including, without limitation, all such information as may be requested by the Commission.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.03(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.03(f) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 2.04(f) hereof.

2.04          Blackout Provisions.

(a)           Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to any of the participating Holders (a “Suspension Notice”), stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (1) postpone effecting a registration under this Agreement, or (2) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case for a period of no more than ninety (90) consecutive days from the delivery of such Suspension Notice (which period may not be extended or renewed).  The Company may postpone effecting a registration or apply the limitations on dispositions specified in clause 2 of this Section 2.04(a) if (x) the Company in good faith determines that such registration or disposition would materially impede, delay or interfere with any material transaction by the Company or any of its material subsidiaries or (y) the Company in good faith determines that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company; provided that the Company may not take any action pursuant to this Section 2.04 for a period of time in excess of 180 days in any one year period.

(b)           If the Company shall take any action pursuant to clause 2 of Section 2.04(a) with respect to any participating Holder in a period during which the Company shall be required under to cause the Registration Statement to remain effective under the Securities Act and the prospectus to remain current, such period shall be extended for such Person by one day beyond the end of such period for each day that, pursuant to Section 2.04(a), the Company shall require such Person to refrain from disposing of Registrable Securities owned by such Person.

Section 2.05           Exchange Act Registration.  The Company will use its reasonable best efforts to timely file with the Commission such information as the Commission may require under Section 13(a) or Section 15(d) of the Exchange Act; the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to its Common Stock.  The Company shall furnish to any holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and (ii) such reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration, to the extent that such reports or documents are not publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, or any successor system thereto.  The Company agrees to use its reasonable best efforts to facilitate and expedite transfers of the Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

Section 2.06          Damages.  The Company recognizes and agrees that the holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with this Section 2 and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Securities or any other Person entitled to the benefits of this Section 2 requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Section 2.

ARTICLE III
INDEMNIFICATION

Section 3.01           Indemnification by the Company.  The Company agrees to, notwithstanding the termination of this Agreement, indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its managers, members, partners, officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, partners, officers, directors, employees and agents of such controlling Person (each, the “Controlling Person”), from and against any and all losses, claims, damages, liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, the “Damages”) and any action in respect thereof to which such Holder, its managers, members, partners, officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by such Holder expressly for use therein, and shall reimburse such Holder, its managers, members, partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Holder, its managers, members, partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to such Holder or other indemnitee to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the Person asserting the claim from which such Damages arise in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, and (ii) the final prospectus would have corrected such untrue statement or such omission, where such failure to deliver the prospectus was not a result of non-compliance by the Company under Section 2.03(f) of this Agreement.

Section 3.02           Indemnification by the Holders.  Each Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, partners, officers, directors, employees and agents of such Controlling Person, to the same extent as the foregoing indemnity from the Company to the Holders, but only with reference to information related to the Holders, or their plan of distribution, furnished in writing by the Holders to the Company expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus.  The Holders not shall be required to indemnify any Person pursuant to this Section 3.02 for any amount in excess of the net proceeds of the Registrable Securities sold for the account of the Holders.

Section 3.03           Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 3.01 or 3.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 3.01 or 3.02 except to the extent of any actual prejudice resulting therefrom.  If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.  Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent.  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

ARTICLE IV
MISCELLANEOUS

Section 4.01           No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

Section 4.02           Termination of Registration Rights.  The rights granted under this Agreement shall terminate on the date on which the Holders no longer own Registrable Securities.

Section 4.03           Amendment and Modification.  This Agreement may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the Company and each Holder.

Section 4.04           Binding Effect; Entire Agreement.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and executors, administrators and heirs; provided that any assigns of the Investor (including assigns of such assigns) must execute a counterpart of this Agreement and agree to be fully bound by the provisions contained herein.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to the subject matter hereof.

Section 4.05           Severability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

Section 4.06           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be provided, and shall be deemed to have been duly given, as provided for in Section 8.02 of the Note Purchase Agreement.

Section 4.07           Governing Law.  This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the laws of the State of Florida, notwithstanding any conflict of law provision to the contrary.

Section 4.08           Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section 4.09           Counterparts.  This Agreement may be executed via facsimile or electronic transmission and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 4.10           Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.11           Remedies.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

Section 4.12           Pronouns.  Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PREMIER EXHIBITIONS, INC.

By:
Name:
Title:

SELLERS CAPITAL MASTER FUND, LTD.

By:
Name:
Title:

May 6, 2009

STRICTLY CONFIDENTIAL

Premier Exhibitions, Inc.
3340 Peachtree Road, NE, Suite 2250
Atlanta, GA  30326

Dear Mr. Adams:

Reference is made to  the Note Purchase Agreement, dated May 6, 2009 (the “Purchase Agreement”), by and between Premier Exhibitions, Inc. (the “Company”) and Sellers Capital Master Fund, Ltd. (“Sellers Capital”), the Convertible Note, Warrant, Registration Rights Agreement and other Transaction Documents (collectively, the “Financing Documents”).  Capitalized terms appearing herein but not defined herein have the meanings ascribed to such terms in Purchase Agreement or the Warrant, as applicable.

If on or prior to 5:00 p.m. on Wednesday, May 20, 2009, the Board of Directors of the Company (the “Board”) approves a transaction with Rick Kraniak, the proceeds of which will be used to prepay the Convertible Note, in full, in accordance with its terms,  then notwithstanding anything to the contrary set forth in the Financing Documents, Sellers Capital shall only be permitted to exercise the Warrant for up to fifty percent (50%) of that number of shares of Common Stock for which the Warrant would, but for this letter agreement, have been exercisable in accordance with its terms.

This letter agreement, shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.  This letter shall agreement shall be deemed to be a Transaction Document for purposes of the Purchase Agreement.

This letter agreement may be signed in counterparts and delivered by facsimile or portable document format (pdf).

Very truly yours,
SELLERS CAPITAL MASTER FUND, LTD.

By:	/s/ /Samuel S. Weiser
Name:	Samuel S. Weiser
Title:	Chief Operating Officer

Accepted as of the date written above:

PREMIER EXHIBITIONS, INC.

By:	/s/ Christopher J. Davino
Mr. Christopher J. Davino
Interim President & Chief Executive Officer